Exhibit 10.7

Cooperation Agreement

This Cooperation Agreement (“Agreement”) is entered into as of March 7, 2022 (“Effective Date”) between Scisparc Ltd. with an office at 20 Raoul Wallenberg St. Building A, 2nd Fl. (“Scisparc”) and ClearMind Medicine Inc. with offices at 101 – 1220 W 6 Ave Vancouver, BC V6H 2R8, on behalf of itself and its affiliates (“CM”). Each shall be referred hereinafter as “Party” and together – as “Parties”.

WHEREAS, Scisparc is the developer and owner of proprietary combinations of several compounds including without limitation, Palmitoylethanolamide (“PEA”) (“Scisparc Technology”); and CM is the developer and owner of certain patents in regards to psychedelic compounds, including without limitation the psychedelic compound “MEAI” for various addictions and binge behavior (“CM Technology”); and

WHEREAS, the Parties are interested to explore the technological and business feasibility of creating pharmaceutical solutions for several indications including CNS related indications combining the respective capabilities and technologies of both parties (“Pharmaceutical Solutions”); and

WHEREAS, ,the Parties wish to cooperate and conduct a feasibility study, attempting to create a combined molecule based on both the PEA and MEAI (“Combined Molecule”), in order to review the feasibility of a synergy between the respective compounds of the parties, and the business potential of such synergy; and

WEHREAS, to the extent the Parties determine, based on such feasibility study, that they wish to proceed to a commercial cooperation, they will enter into a joint venture agreement covering such cooperation: all according, and subject to the terms of this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Definitions

In addition to other capitalized terms elsewhere defined in this Agreement, the following terms shall have the meanings set forth below:

1.1. “Confidential Information” shall mean all proprietary information belonging to either Party hereunder, or held by such Party under a confidentiality undertaking, in any form, whether of a technological, financial, commercial or any other nature, and including without limitation, formulations, data, technology, know how, designs, inventions, discoveries, processes and models, technology, and any sales, financial, contractual and marketing information and any information of a confidential nature concerning such Party, its business and/or its products.

1.2. “Intellectual Property Rights” is deemed to include any and all intellectual property rights and/or quasi intellectual property rights, whether registered or not, in any jurisdiction worldwide, and shall also include without limitation, the following: (a) all inventions, and all patents, patent applications, patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations of any of the above, (b) all copyrightable works, whether registered or unregistered, copyrights, mask works, registered and unregistered design rights, utility models, (c) all trade secrets and know-how, (d) all trademarks, whether registered or unregistered, and all trade names and applications therefore and all goodwill associated therewith, and (e) other proprietary rights relating to the foregoing.

2.	Combined Solution

2.1. Creating the Combined Molecule. The Parties shall in good faith, mutually create and agree to a work plan which will include specifications, milestones a schedule and budget for the creation of the Combined Molecule]. Such work plan shall be attached to this Agreement under Appendix A thereto (“Work Plan”/”Project”). The Parties shall then pursue their respective tasks under the Work Plan.

2.2. No Consideration; Expenses. Each Party shall perform its obligations hereunder without receiving any consideration or compensation in connection thereto. The Parties shall equally bear the costs and expenses associated with the performance of the Project based on the budget set forth in the Work Plan.

2.3. Further Cooperation. Upon completion of the Work Plan, the Parties shall review the results thereof, and shall mutually assess and evaluate the synergy between their respective compounds and the business prospect thereof. The Parties shall then mutually decide to either (i) pursue a commercial joint venture under which they will jointly pursue the development and commercialization of the Combined Molecule, and potentially additional combined compounds and molecules, and Pharmaceutical Solutions based on them (the “JV”); or (ii) to terminate this Agreement. In the event the Parties decide to proceed with their cooperation, they will enter into a joint venture agreement based on the principles set out in Appendix B (“JV Principles” and “JV Agreement” as applicable). In the event the Parties decide not to proceed to the JV Agreement, this Agreement shall terminate as further detailed in Section 6 below.

2.4. Best Efforts. No Guarantee. It is acknowledged and agreed that while each Party agrees to use best efforts to conduct the activities hereunder in a manner that will result in a successful cooperation, neither Party guarantees to the other the success of the cooperation or of the activities described herein.

3.	Ownership; Intellectual Property

3.1. Each Party shall retain all right, title and interest of each of their Intellectual Property Rights and Background Technology. The “Background Technology” shall mean, with respect to each Party, the know-how, technology, products, systems, methods, data and information, and any and all other intellectual property, and any and all Intellectual Property Rights related to any of the foregoing, belonging to such Party, which existed prior to the Effective Date and/or which is created outside the scope of this Agreement, which shall include without limitation, with respect to Scisparc - the Scisparc Technology (including without limitation the PEA) and with respect to CM, CM Technology (including without limitation the MEAI).

3.2. Mutual License – Background Technology. Each Party hereby grants the other Party a limited, non- transferable, non-sublicensable, non-exclusive, fully paid and royalty free, right and license, only during the term of this Agreement, to utilize such Party’s Background Technology solely as required to execute the Work Plan and for the purpose of performing this Agreement.

3.3. Foreground Technology. The Parties anticipate that the Project may result in the development of certain new developments, materials, compounds, Confidential Information, or other intellectual property (collectively, “Foreground Technology”). The Parties shall jointly and equally own any and all Foreground Technology, and all Intellectual Property Rights pertaining thereto. To the extent the Parties enter into a JV Agreement as anticipated in Section 2.3 above, the JV Agreement shall include provisions with respect to the joint management of such jointly owned Foreground Technology and Intellectual Property Rights, and the manner in which the Parties may use them. In the event this Agreement terminates, and a JV Agreement is not executed, then each Party shall be free to use the Foreground Technology without the consent of, or accounting to, the other Party, provided however, that to the extent the Foreground Technology or any portion thereof may be patentable, the Parties shall discuss in good faith the manner in which they would apply for, register and maintain the jointly owned patents1

4.	Representations; Disclaimer; Limitation of Liability[2]

4.1. Each Party represents that is has power and authority to transact the business it transacts and proposes to transact and to execute and deliver this Agreement and to perform the obligations under this Agreement and its entry into this Agreement does not violate or constitute a breach of any agreement to which it is a party or otherwise bound.

4.2. Each Party represents that (i) it is the sole author of its respective Background Technology, (ii) it has all rights, including Intellectual Property Rights in and to the Background Technology as needed to create and use the Combined Molecule, and to perform this Agreement, and (iii) in performing this Agreement, such Party will not infringe upon third parties’ rights, including Intellectual Property Rights of any sort.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM, WAIVE, RELEASE AND RENOUNCE ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Without limiting the foregoing, in addition, other than as specifically represented in this Section 4, each of SciSparc and CM hereby clarifies, respectively, that the Combined Molecule created by the integration thereof, are provided on an “as-is” basis, and each of the Parties hereby expressly disclaims any and all representations and/or warranties or liabilities, whether express or implied, in connection with the foregoing including, without limitation, any warranty of fitness for a specific purpose or any warranty that the Combined Molecule will be error –free, except however, that each Party warrants and represents that is has the right to convey to the other the Combined Molecule, and the licenses granted hereunder.

4.3. EXCEPT IN THE EVENT OF WILLFUL MISCONDUCT AND GROSS NEGLIGENCE, IN NO EVENT WILL EITHER PARTY BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR (A) ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; OR (B) DAMAGES FOR LOST PROFITS OR LOST DATA.

5.	Confidentiality

Each Party agrees and acknowledges that certain Confidential Information may be disclosed between the Parties hereto with respect to this Agreement and its implementation, and that the provisions herein shall govern the disclosure, use and protection of any such Confidential Information, as follows:

5.1. Each Party agrees that it will maintain the Confidential Information of the other party under strict confidence and shall not disclose the Confidential Information to any third party, nor use the Confidential Information for any purpose except as required in order to perform its obligations and/or exercise its rights as set forth in this Agreement. Each Party shall use the same means to protect the other Party’s Confidential Information as the means used to protect its own Confidential Information, which in any event shall be at least a reasonable level of protection.

5.2. Each Party shall not disclose any Confidential Information to its respective employees, except to those employees who have a “need to know” and who must be directly involved in the use of Confidential Information for the purposes of this Agreement and who have executed confidentiality agreements that sufficiently enables the receiving party to enforce the confidentiality undertakings hereunder.

5.3. The nondisclosure obligations set forth in this Section shall not apply to (i) information that is generally available to the public (other than through breach of this Agreement), (ii) was already lawfully in the receiving party’s possession at the time of receipt of the information from the other party, as documented by the receiving party; (iii) was independently developed by the receiving party without reference to or use of the Confidential Information of the disclosing party and proof is available to support such independent development; or (iv) was lawfully received by a third party under no obligation of confidentiality to the disclosing party Notwithstanding the above, the receiving party may disclose Confidential Information (i) if required to do so by law or court order provided, however, that the receiving party shall make the best effort to provide prompt written notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure; (ii) or in accordance with applicable securities laws, rules and regulation of any stock exchange in which a Party’s securities are listed, traded or quoted, all as reasonably determined by the party disclosing the information under such stock exchange rules.

5.4. The Parties acknowledge that unauthorized disclosure or use of Confidential Information may give rise to irreparable injury, which may not be adequately compensated by damages. The Parties agree and acknowledge that money damages may not be a sufficient remedy for any breach or threatened breach of this Agreement by the receiving party and that the disclosing party shall be entitled to seek specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach thereof, in addition to any other remedies available at law or in equity.

6.	Term and Termination

6.1. Term. This Agreement shall commence on the Effective Date and shall continue and remain in full force and effect until the earlier of either (i) the decision of the Parties not to pursue their cooperation as set out in Section 2.3 above; or (ii) the execution of the JV Agreement as set forth in Section 2.3 above (the “Term”).

6.2. Termination. Each Party may terminate this Agreement with a 10 days’ prior notice, for any reason, with or without cause.

6.3. Effects of Termination or Expiration. Upon termination or expiration of this Agreement for any reason:

6.3.1. Each Party shall promptly return, or if so requested by the disclosing party, destroy (and certify the destruction thereof), of the other Party’s Confidential Information received in relation to this Agreement and/or its implementation, and cease any usage of Combined Molecule.

6.3.2. Survival. Any terms and conditions that by their nature or otherwise reasonably should survive any termination or expiration of this Agreement shall be deemed to survive including, without limitation, Sections 2.4, 3,4, 5, 6.3 and 7.

7.	MISCELLANEOUS

7.1. Assignment. This Agreement may not be assigned by either Party to any third party without the prior written approval of the other Party, except that this Agreement may be assigned with the framework of the sale of all or substantially all of the assets of either Party to a third party, or in the event of any reorganization, provided however that the assignee shall be obligated to execute a written agreement taking upon itself to be bound by the rights and obligations set forth in this Agreement. This Agreement shall apply to and bind the successors and permitted assigns of the Parties.

7.2. Governing Law; Courts. This Agreement will be governed by and interpreted under the laws of the State of Israel, without regard to its principles of conflicts of laws. All disputes arising out of this agreement will be brought solely in State or Federal courts having jurisdiction in the State of Israel.

7.3. Relationship of the Parties. Each Party is acting as an independent contractor and not as agent, partner, or joint venture of the other Party for any purpose. Neither Party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other. Each Party is solely responsible for all of the costs and liabilities associated with its business, including without limitation tax obligations and in connection with its employees and representatives.

7.4. Inside Information. Each of the Party is a publicly traded company, and as therefore certain Confidential Information of each of the Parties may be considered “inside information” according to the securities laws, rules and regulations applicable to such party. Accordingly, each Party undertakes towards the other Party to comply with the securities laws applicable to the latter Party, with respect to the use and transfer of Inside information (for example with the prohibition to use it for any action involving any type of securities trade).

7.5.

7.6. Severability; Entire Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable, then such provision shall be limited or eliminated to the minimum extent necessary, and the remainder of this Agreement shall continue in full force and effect. The failure of either Party to enforce any provision hereof shall not be deemed a waiver of that Party’s right to enforce that provision at a later date. The Parties agree that this Agreement (and its exhibits) constitutes the complete understandings between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous proposals, understandings and other communications relating thereto, whether written or oral. This Agreement may only be amended by writing signed by both Parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date:

Scisparc Ltd.		Clearmind Medicine Inc.
Signed by:	/s/ Amitay Weiss, /s/ Oz Adler	Signed by:	/s/ Adi Zuloff-Shani
Name:	Amitay Weiss Oz Adler	Name:	Adi Zuloff-Shani

In Tel Aviv dated March 7, 2022		In Tel-Aviv dated March 8 2022

Appendix B – JV Principles

To the extent the Parties decide to enter into a JV as detailed in Section 2.3 of the Cooperation Agreement, to engage in the development and commercialization of the Combined Molecules, and any other compounds or molecules and Pharmaceutical Solutions based thereon (“Products” or “Business” as applicable) the terms of the JV Agreement shall be in good faith mutually agreed upon between the Parties.

The following principles are non-binding, and outline the understandings of the Parties to date.

For the avoidance of doubt, this Appendix is subject to the terms of the Cooperation Agreement, including without limitation the provisions of Sections 5 through 7 hereof.

1.	The JV. The Parties shall create a joint venture, which may either be achieved by a definitive cooperation agreement, or by creating a jointly owned new company (“NewCo”), in both cases on equal portions (on a 50-50 basis).

2.	Financing; Revenues. For as long as the JV is based on equal portions/holdings, the financing of the activities of the JV shall be equally borne by the Parties. Similarly, revenues from the Business shall be equally shared by the Parties.

3.	Licenses: To enable the JV to engage in the Business, each Party shall grant to the JV (or to each other in the event the JV is not separately incorporated), an exclusive license under such Party’s Intellectual Property Rights as required for the development and commercialization of the Products. The licenses shall be perpetual and and shall be free of charge until the initial Product is commercially released (subject to tax considerations).

4.	Ownership Rights. Any technology, molecules, compounds or materials developed or created under the JV, and Intellectual Property Rights pertaining thereto (“JV Technology”), shall be jointly and equally owned by the Parties, or by the company they may incorporate, as applicable. The JV Agreement shall set detailed mechanisms for applying, prosecuting and maintaining intellectual property protection to the JV’s technology, and the use and licenses to be granted thereunder.

5.	IP Indemnification. The JV Agreement will set the indemnification obligations of each Party towards the other Party with respect in the event of a claim or suit based on an alleged infringement of third parties’ rights by such Party’s Background IP (as defined in the Cooperation Agreement).

6.	Composition of the JV’s Management. Each Party shall assign one or more representative/s to engage in managing and executing the JV’s activities. In the JV agreement, the Parties shall agree on the composition of the management team, and to the extent the JV is a NewCo – on the composition of the Board.

7.	Decisions-Making. The JV Agreement shall set decision making mechanisms, including resolution of a deadlock in connection with resolutions should be determined in consensus and mutual consent by the Parties.

8.	Shareholders’ rights: In the event the JV is a NewCo, the incorporation documents of the NewCo shall include customary shareholders’ rights, as mutually agreed upon by the Parties, such as preemptive rights, rights of first refusal, co-sale etc.